EXHIBIT 4.2

                                   AGREEMENT


         AGREEMENT made this _____ day of ________________, 1995, by and between HealthWatch, Inc., hereafter referred to as "H.E.A.L.", which has its offices at 2445 Cades Way, Vista, California 92083, and D.S.N. Enterprises Ltd., hereafter referred to as "D.S.N.", which has its offices at 243 East 19th Avenue, Suite 214, Denver, Colorado 80203.

         WHEREAS, D.S.N. provides professional consulting and advisory services designed to inform interested parties as to the business, products, management, marketing and financial potential of its clients; and

         WHEREAS, H.E.A.L. is publicly held with its common stock trading on the National Association of Securities Dealers Automated Quotation System; and

         WHEREAS, H.E.A.L. desires to publicize itself with the intention of making its name and business better known to its customers, shareholders, prospective investors and investment banking firms; and

         WHEREAS, D.S.N. desires to engage H.E.A.L. as a client and is duly qualified to enter into this Agreement and is not subject to any claim or legislation which would preclude such retention.

         NOW, THEREFORE, in consideration of the premises, the terms, covenants and conditions herein and other valuable consideration, the receipt, adequacy and sufficiency of which the parties hereto acknowledge, the parties hereto agree as follows:

               1. TERM AND TERMINATION: This Agreement shall be effective as of the 28th day of July 1995, and shall continue in effect for a period of six months, and shall expire on the 28th day of January, 1996. Such expiration date is subject to possible modification as stated hereafter.

               2. CONSULTING SERVICES: During the term of this Agreement, D.S.N. shall provide services to H.E.A.L. Such services shall include but not be limited to:

               a. The preparation, implementation and monitoring of marketing plans;

               b. Assistance in the creation of literature describing H.E.A.L.'s business, products and marketing plans; and

               c. Such other related assistance as D.S.N. and H.E.A.L. shall deem necessary or appropriate. Such services shall include, but not be limited to, the following:

                    Public Relations: D.S.N. will assist H.E.A.L. in any and all ways with public relations. These services will include, at H.E.A.L.'s option:

                    i. Preparation and placement of written articles about H.E.A.L. or its products;

                    ii. Preparation and placement of press releases regarding H.E.A.L.; and

                    iii. Preparation and placement of advertisements in
                         financial publications regarding H.E.A.L.

                    Informational Approval: All information disseminated by D.S.N. regarding H.E.A.L. shall be derived from written information provided by H.E.A.L. to D.S.N. In the event that the information is used in or incorporated in a different format or literature, D.S.N. must obtain H.E.A.L.'s prior written approval before distribution of or dissemination of same.

               3. PAYMENT: In consideration for the services to be rendered to H.E.A.L. by D.S.N. as provided for herein, H.E.A.L. shall issue to D.S.N. 50,000 (fifty thousand) shares of H.E.A.L.'s Common Stock, $.01 par value ("Common Stock"). D.S.N. acknowledges and represents as follows:

               (a) It has been given full access to information regarding H.E.A.L. (including the opportunity to meet with H.E.A.L.'s officers and to review all the documents that it may have requested) and has utilized such access to its satisfaction for the purpose of obtaining information.

               (b) It has sufficient knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Common Stock;

               (c) It understands that the purchase of the Common Stock is a highly speculative investment and involves a high degree of risk;

               (d) It believes that the investment in the Common Stock is suitable based upon its investment objectives and financial needs and that it has adequate means of providing for current financial needs; and

               (e) It understands that there are substantial restrictions on the transfer of the Common Stock; and, accordingly, it may not be able to liquidate an investment in the Common Stock for an indefinite period.

               D.S.N. has been advised that the Common Stock has not been registered under the Act, or state securities laws and is being sold pursuant to exemptions from the Act and such laws, and that H.E.A.L.'s reliance upon such exemptions is predicated in part on its representations contained herein. D.S.N. represents and warrants that the Common Stock is being acquired for its account and for investment. D.S.N. further represents and agrees that the Common Stock may not be sold except pursuant to an effective registration statement under the Act and applicable state securities laws, or an opinion of counsel that such registration is not required.

               H.E.A.L. shall file a registration statement for such shares pursuant to the Securities Act of 1933 ("Act") and use its best efforts to cause such registration statement to be made effective by the Securities and Exchange Commission ("Commission") as soon as possible following delivery of such shares.

               All expenses incurred by H.E.A.L. in registering such shares, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the Company and the expense of any special audits incident to or required by any such registration shall be paid by H.E.A.L. Only the selling commission applicable to the sale of the Common Stock and the expenses of counsel, if any, for D.S.N., shall be borne by D.S.N.

               D.S.N. agrees to supply H.E.A.L. with such information as may be required by the Company to register or qualify the Common Stock. D.S.N. represents and warrants that it will comply with all applicable federal and state laws in connection with the offer and sale of the Common Stock. In connection with such filing and the subsequent disposition of the shares of Common Stock, D.S.N. agrees as follows:

               a. It has no agreement or understanding with any broker/dealer or underwriter with respect to the proposed sale of such stock and hereby agrees and warrants that if it shall at a later date enter into any agreement for an underwritten offering of all or a portion of such shares, it will immediately so advise H.E.A.L. and provide H.E.A.L. with the details of any such undertaking;

               b. It expects that any of the shares of the Common Stock which it sells pursuant to the registration statement will be sold in the over-the-counter market at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions and that no more than ordinary and customary fees will be paid to a broker/dealer in connection with any such sale and agrees to notify H.E.A.L. if there is any change in such expectation; and

               c. It understands that the sale of any of the shares subject to the registration statement must be accompanied by the delivery of an effective prospectus and agrees that it will inform any broker/dealer who it engages to sell any of its shares of Common Stock subject to the registration statement that the sale must be accompanied by the delivery of a prospectus. The undersigned further understands that it is its sole responsibility to provide the broker/dealer with a copy of the prospectus. (H.E.A.L. will advise D.S.N. when the registration statement has been declared effective by the Commission, prior to which no sales pursuant to the registration statement may be made.)

               If within 15 days from the date of signing this Agreement, H.E.A.L. has been unable to complete the registration of such shares pursuant to the Act, H.E.A.L. shall make an advance to D.S.N. in the amount of $4,000.00. Such payment shall be made to D.S.N. on the 15th day after the date of signing this Agreement. In the instance that H.E.A.L. continues to be unable to complete such registration, H.E.A.L. shall make additional advances, in the amount of $4,000.00 per payment, every thirty days thereafter until such stock is so registered. By way of clarification, if such stock is not so registered, an additional advance of $4,000.00 shall be made by H.E.A.L. to D.S.N. on the 45th, 75th, 105th day, etc., after the date of signing this Agreement. Upon H.E.A.L.'s completion of such registration, D.S.N. shall have 45 days in which to pay back to H.E.A.L. any such sums advanced to D.S.N. prior to the completion of such registration.

               Additionally, at the time of signing this Agreement, H.E.A.L. shall issue to D.S.N. warrants purchase up to 500,000 shares of Common Stock at an initial exercise price of $.30 per share and to purchase up to 200,000 shares of Common Stock at an exercise price of $.50 per share, such warrants to be in the form of Exhibits A and B to this Agreement.

               4. EXPENSES: H.E.A.L. shall reimburse D.S.N. only for such reasonable travel and other expenses, pre-approved in writing by H.E.A.L., which are incurred by D.S.N. during the term of this Agreement in rendering services to H.E.A.L. hereunder. D.S.N. shall provide receipts and vouchers to H.E.A.L. for all such expenses for which reimbursement is claimed.

               5. PERSONNEL: D.S.N. is, and shall be, an independent contractor, and no personnel utilized by D.S.N. in providing services hereunder shall be deemed to be an employee or agent of H.E.A.L. Moreover, neither D.S.N. nor any such personnel shall be empowered hereunder to act on behalf of H.E.A.L. D.S.N. shall have sole and exclusive responsibility and liability for, and to, such personnel, and D.S.N. alone shall be responsible to make, and shall make, all necessary or appropriate payments for all such personnel.

               6. DISCLAIMER BY D.S.N.: D.S.N. makes no representation that, as a result of its services to be performed pursuant to this Agreement,
          (a) the price of H.E.A.L.'s publicly traded securities will increase,
          (b) any person will purchase securities in H.E.A.L., or (c) any investor will lend money to or invest in or with H.E.A.L.

               7. NON-ASSIGNABILITY: The rights, obligations and benefits established by this Agreement shall not be assignable by either party hereto without the written consent of the other. This Agreement shall be binding upon and shall inure to the benefits of the parties and their successors.

               8. CONFIDENTIALITY: Neither D.S.N. nor any of its personnel, consultants or officers or directors shall disclose any knowledge or information it has, or they have, obtained in the course of performing the services provided for herein, which knowledge or information concerns the confidential affairs of H.E.A.L. with respect to H.E.A.L.'s business or its finances.

               9. LIMITED LIABILITY: Neither D.S.N. nor any of its consultants, officers or directors shall be held liable for consequential or incidental damages of any kind to H.E.A.L. that may arise out of or in connection with any services performed by D.S.N. hereunder, except if such damages are the result of unlawful conduct or gross willful misconduct on the part of D.S.N.

               10. COMPLIANCE AND GOVERNING LAW: D.S.N., together with its agents and associates, shall take all necessary, appropriate and reasonable steps to provide the services in accordance with all federal and state securities laws, as well as in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. The terms and provisions of this Agreement shall be governed and construed by the laws of the State of Colorado and any dispute or cause of action arising under this Agreement shall be litigated, if at all, in the federal or state courts located n Denver, Colorado, and the parties hereby submit to the jurisdiction of such courts and shall not object to or challenge venue in such courts. The prevailing party in any litigation to enforce its rights under this Agreement shall be entitled to costs, charges and expenses, including court costs and reasonable attorneys' fees, and costs of collection, incurred by the prevailing party in enforcing this Agreement.

               11. NOTICES: Notice hereunder shall be in writing and shall be deemed to have been given at the time when deposited for mailing in a receptacle under the control of the United States Postal Service, by registered or certified mail, prepaid, return receipt requested. Such notices shall be mailed to the address of the parties as aforestated herein.

               12. NO OTHER AGREEMENT: This Agreement supersedes all prior understandings, written or orally given and constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. No waiver, modification or termination of this Agreement shall be valid unless in writing signed by each of the parties hereto.

               13. SEVERABILITY: Should any clause or provision of this Agreement be declared illegal, or contrary to existing case law or state or federal statute, the parties hereto agree that such clause or provision is deemed stricken and that the rest and remainder of the Agreement shall not be affected thereby and shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties have hereunto set their hands this _____ day of _____________, 1995.


HealthWatch, Inc.                                        D.S.N. Enterprises Ltd.


By                                                       By
                                                                        Dirk Nye
     Its                                                 Its President

GP:208378 v1

        SEE PARAGRAPH 7 FOR RESTRICTIONS ON THE TRANSFER OF THIS WARRANT


No. DSN-1
                                                                   Warrant
                                                             to Purchase 500,000
Shares

                      WARRANT TO PURCHASE COMMON STOCK OF
                               HEALTHWATCH, INC.


        THIS CERTIFIES THAT for value received D.S.N. Enterprises, Ltd. is entitled, subject to the terms and conditions hereinafter set forth, to purchase from HEALTHWATCH, INC., a Minnesota corporation (the "Company"), 500,000 fully paid and non-assessable shares of Common Stock of the Company (herein called the "Common Stock"), upon presentation and surrender of this Warrant with the Subscription Form duly executed, at any time during the term hereof, at the principal office of the Company or at such other office as shall have theretofore been designated by the Company by notice pursuant hereto and upon payment therefor of the Purchase Price, in lawful money of the United States of America, determined as set forth below. The term of this Warrant shall commence on the date hereof, and terminate, if not exercised or redeemed prior thereto, at 5:00 p.m. California Time, on July 28, 1996.

        This Warrant is subject to the following terms and conditions:

        1. The purchase rights represented by this Warrant are exercisable at the option of the Holder, in whole at any time, or in part from time to time (but not as to a fractional share of Common Stock). In the case of the purchase of less than all the shares purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares purchasable hereunder. Subject to the terms hereof, the Company may at any time after the later of January 28, 1996, or five months after the effective date of the registration statement to be filed pursuant to paragraph 8 hereof, redeem this Warrant, at its discretion, upon payment to the Holder hereof of one cent ($.01) per Warrant to be redeemed. The Company shall give written notice of the date set by the Company for such redemption (the "Redemption Date") at least 10 days prior to the Redemption Date. The Redemption Date shall be the expiration date for the Warrant, provided that the Company tenders on the Redemption Date payment of the redemption price for the Warrants to be redeemed. Following the Redemption Date, this Warrant shall be deemed to have expired and the Holder hereof shall have no rights with respect hereto, except the right to receive payment of the redemption price upon surrender of this Warrant certificate.

        2. The purchase price for each share of Common Stock purchasable pursuant to the exercise of this Warrant shall be thirty cents ($.30) per share, such price being sometimes hereinafter referred to as the "Base Purchase Price". The Base Purchase Price and, from time to time, the number of shares of Common Stock subject to purchase hereunder are subject to adjustment in certain circumstances provided for below, and the Base Purchase Price, as it may be adjusted from time to time, is hereinafter referred to as the "Purchase Price".

               (a) In case the Company shall (i) pay a dividend in shares of its capital stock (other than an issuance of shares of capital stock to holders of Common Stock who have elected to receive a dividend in shares in lieu of cash), (ii) subdivide its outstanding shares of Common Stock,
        (iii) reduce, consolidate or combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of the Company, the Purchase Price in effect immediately prior thereto shall be adjusted to that amount determined by multiplying the Purchase Price in effect immediately prior to such date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such date before giving effect to such division, subdivision, reduction, combination or consolidation or stock dividend and of which the denominator shall be the number of shares of Common Stock after giving effect thereto. Such adjustment shall be made successively whenever any such effective date or record date shall occur. An adjustment made pursuant to this subsection (a) shall become effective retroactively, immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, reduction, consolidation, combination or reclassification. The Purchase Rate in effect immediately prior to any such issuance, subdivision, reduction, consolidation or combination shall be increased or decreased, effective at the opening of business on the day following the date of such issuance, subdivision, reduction, consolidation or combination so that the Purchase Rate (i.e., the number of shares issuable upon exercise of the Warrants) when multiplied by the Purchase Price, shall be equal to the product of thirty cents ($.30) times the number of shares of Common Stock for which this Warrant was initially exercisable.

               (b) In the event the Company shall at any time be consolidated with or merged into any other corporation or corporations, or shall sell or lease all or substantially all of its property and business as an entirety, lawful provision shall be as part of the terms of such consolidation, merger, sale, or lease as the Board of Directors of the Company deems necessary and appropriate to protect the rights of the Holder of this Warrant.

        3.     In case at any time:

               (a) The Company shall declare any cash dividend on its Common Stock at a rate in excess of the rate of the last cash dividend theretofore paid;

               (b) The Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

               (c) The Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

               (d) There shall be any capital reorganization, or reclassification of the capital stock of the Company or consolidation or merger of the Company with, or sales of all or substantially all of its assets to, another corporation; or

               (e) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give written notice, by first class mail, postage prepaid, addressed to the Holder at the address of such holder as shown on the books of the Company, of the date on which (1) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (2) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

        4. If any event occurs as to which, in the sole opinion of the Board of Directors of the Company, the other provisions of this Warrant are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustment in the application of such provisions as may be necessary, in the sole judgment of such Board, in accordance with such essential intent and principles, to protect such rights as aforesaid.

        5. Exercise of this Warrant shall be made by the surrender hereof by the Holder to the Company at its principal office together with (i) the attached Subscription Form designating the number of shares of Common Stock being purchased, (ii) a certified check or cash in payment for such shares and (iii) a letter of transmittal setting forth the computation of the amount of said payment. The Company shall thereafter promptly (in any event within seven (7) business days after such exercise) issue certificates for the number of shares of the Common Stock of the Company purchased at the Purchase Price in effect at the time of such exercise. The Holder shall be deemed to be the record owner of such shares of Common Stock as of the close of business on the date of such exercise. The Holder shall not be entitled to receive a fractional share, but in lieu thereof the Company shall pay in cash an amount equal to the market value of such fractional share if the Common Stock has a market value, or if not, the book value of such fractional share. The Company shall thereupon cancel this Warrant; and in the event that less than the entire number of shares purchasable are purchased, shall issue a new Warrant for the number not so purchased.

        6. The Company covenants and agrees that all shares which may be issued upon the exercise of this Warrant will, upon issuance, be duly and validly authorized and issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof; and without limiting the generality of the foregoing, the Company covenants and agrees that it will, from time to time, take all such action as may be requisite to assure that the par value or stated value per share of the Common Stock to be acquired upon the exercise of this Warrant is at all times equal to or less than the then effective Purchase Price per share of the Common Stock issuable pursuant to exercise of this Warrant. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of its Common Stock to provide for such exercise.

        7. (a) The Holder represents that he is acquiring this Warrant and, in the absence of an effective registration statement under the Securities Act of 1933 (the "1933 Act") for the shares of Common Stock issuable hereunder, such shares, for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. The Holder and the holder of any shares of Common Stock issued upon exercise hereof, by his acceptance hereof, agrees that he/she/it will notify the Company in writing before selling or otherwise disposing of this Warrant or any shares of Common Stock issued to him/her/it upon exercise hereof, describing briefly the nature of any such sale or other disposition, and no such sale or other disposition shall be made unless and until (i) the Company has received an opinion of counsel reasonably acceptable to it that no registration (or perfection of an exemption) under the 1933 Act is required with respect to such sale or disposition (which opinion may be conditioned upon the transferee's assuming the Holder's obligation under this paragraph 7) or (ii) an appropriate registration statement with respect to such Warrant or such Common Stock, or both, has been filed with the Securities and Exchange Commission (the "Commission") and declared effective by the Commission. The Company may require that this Warrant and certificates representing shares of Common Stock issued upon exercise hereof be stamped or imprinted with an appropriate legend reflecting the foregoing restrictions. For the purposes of this paragraph 7, the term "Securities" shall include this Warrant and the shares of Common Stock issued or issuable upon the exercise hereof.

        (b) The restrictions imposed by this paragraph 7 on the transfer of the Securities shall terminate as to any portion of the Securities when:

               (i) Such portion of the Securities shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or exemption; or

               (ii) Written opinions to the effect that such a registration is no longer required or necessary under any federal or state law or regulation of governmental authority shall have been received from legal counsel for the Company and counsel for the holder of such portion of the Securities; or, if a favorable opinion is obtained from holder's counsel, and counsel for the Company declines to render such an opinion, upon the holder's undertaking to indemnify the Company, on terms satisfactory to the Company, against all liability or loss the Company may sustain in connection with such transfer; or

        Whenever the restrictions imposed by this paragraph 7 shall terminate, as provided above, any holder of the Securities as to which such restrictions shall have terminated shall be entitled to receive promptly from the Company, without expense to him, a new certificate, not bearing the restrictive legend referred to in clause (a) hereof.

         8. The Company shall file as soon as reasonably possible a registration statement under the 1933 Act with respect to the Common Stock issuable upon exercise of this Warrant. The Company shall be required to effect only one registration pursuant to this Section 8. In connection with such registration, the Company will:

                  (a) Use its best efforts to cause such registration statement to become and remain effective for a period of 120 days following the exercise of the Warrant; provided, however, that the Company shall not be obligated to maintain such registration after July 28, 1996;

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of the Common Stock;

                  (c) Furnish to the Holder hereof such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as it may reasonably request in order to facilitate the public sale or other disposition of the Common Stock;

                  (d) Notify the Holder hereof at any time when a prospectus relating to the Common Stock covered by such registration statement is required to be delivered under the 1933 Act within the appropriate period, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the Holder's request, prepare and furnish to each of them a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Common Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         All expenses incurred by the Company in complying with this Section 8, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the Company and the expense of any special audits incident to or required by any such registration shall be paid by the Company. Only the underwriting discount or selling commission applicable to the sale of the Common Stock and the expenses of counsel, if any, for the Holder hereof, shall be borne by the Holder hereof.

         The Holder hereof agrees to supply the Company with such information as may be required by the Company to register or qualify the Common Stock. The Holder hereof represents and warrants that it will comply with all applicable federal and state laws in connection with the offer and sale of the Common Stock. In connection with such filing and the subsequent disposition of the shares of Common Stock, the Holder agrees as follows:

         (i) It has no agreement or understanding with any broker/dealer or underwriter with respect to the proposed sale of such stock and hereby agrees and warrants that if it shall at a later date enter into any agreement for an underwritten offering of all or a portion of such shares, it will immediately so advise the Company and provide the Company with the details of any such undertaking;

         (ii) It expects that any of the shares of the Common Stock which it sells pursuant to the registration statement will be sold in the over-the-counter market at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions and that no more than ordinary and customary fees will be paid to a broker/dealer in connection with any such sale and agrees to notify the Company if there is any change in such expectation; and

         (iii) It understands that the sale of any of the shares subject to the registration statement must be accompanied by the delivery of an effective prospectus and agrees that it will inform any broker/dealer who it engages to sell any of its shares of Common Stock subject to the registration statement that the sale must be accompanied by the delivery of a prospectus. The undersigned further understands that it is its sole responsibility to provide the broker/dealer with a copy of the prospectus. (The Company will advise selling stockholders when the registration statement has been declared effective by the Commission, prior to which no sales pursuant to the registration statement may be made.)

        9. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by said Holder at the time of such surrender. Subject to paragraph 7 hereof, this Warrant and all rights hereunder are transferable in whole or in part by the Holder, in person or by duly authorized attorney, upon surrender of this Warrant duly endorsed, at the principal office of the Company.

        10. Upon the receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

        11. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid or delivered to a telegraph office for transmission:

               (a) If to the Holder, at such address as may have been furnished by such holder to the Company in writing; and

               (b) If to the Company, at such address as may have been furnished by the Company to the Holder of this Warrant in writing.

        12. This Warrant shall be binding upon any successors or assigns of the Company.

        13. This Warrant shall be construed in accordance with and governed by the laws of the State of California.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered as of the date set forth below by one of its officers thereunto duly authorized.

Dated:  ______________, 1995.

                                                    HEALTHWATCH, INC.


                                                    By
                                                       Its President and Chief
                                                          Executive Officer
GP:208396 v1




                               SUBSCRIPTION FORM

               To be signed only upon exercise of Warrant


        The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for and to purchase thereunder, ___________ of the shares of Common Stock of HEALTHWATCH, INC. to which such Warrant relates, and herewith makes payment of $____________ therefor, in cash or by certified check, and requests that the certificates for such shares be issued in the name of, and be delivered to,___________________, the address for which is set forth below the signature of the undersigned.

Dated: ______________________


                                             ______________________
                                             ______________________
                                             (Signature)





                                             ______________________
                                             ______________________
                                             (Address)




                   To be signed only upon transfer of Warrant

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto___________________ the right to purchase _________ shares of Common Stock of HEALTHWATCH, INC. to which the within Warrant relates and appoints ___________________, attorney, to transfer said right on the books of HEALTHWATCH, INC. with full power of substitution in the premises.

Dated: ___________________


                                             ______________________
                                             ______________________
                                             (Signature)


                                             ______________________
                                             ______________________
                                             (Address)


GP:208396 v1


        SEE PARAGRAPH 7 FOR RESTRICTIONS ON THE TRANSFER OF THIS WARRANT


No. DSN-2
                                                                   Warrant
                                                             to Purchase 200,000
Shares

                      WARRANT TO PURCHASE COMMON STOCK OF
                               HEALTHWATCH, INC.


        THIS CERTIFIES THAT for value received D.S.N. Enterprises, Ltd. is entitled, subject to the terms and conditions hereinafter set forth, to purchase from HEALTHWATCH, INC., a Minnesota corporation (the "Company"), 200,000 fully paid and non-assessable shares of Common Stock of the Company (herein called the "Common Stock"), upon presentation and surrender of this Warrant with the Subscription Form duly executed, at any time during the term hereof, at the principal office of the Company or at such other office as shall have theretofore been designated by the Company by notice pursuant hereto and upon payment therefor of the Purchase Price, in lawful money of the United States of America, determined as set forth below. The term of this Warrant shall commence on the date hereof, and terminate, if not exercised or redeemed prior thereto, at 5:00 p.m. California Time, on July 28, 1996.

        This Warrant is subject to the following terms and conditions:

        1. The purchase rights represented by this Warrant are exercisable at the option of the Holder, in whole at any time, or in part from time to time (but not as to a fractional share of Common Stock). In the case of the purchase of less than all the shares purchasable under this Warrant, the Company shall cancel this Warrant upon the surrender hereof and shall execute and deliver a new Warrant of like tenor for the balance of the shares purchasable hereunder. Subject to the terms hereof, the Company may at any time after the later of January 28, 1996, or five months after the effective date of the registration statement to be filed pursuant to paragraph 8 hereof, redeem this Warrant, at its discretion, upon payment to the Holder hereof of one cent ($.01) per Warrant to be redeemed. The Company shall give written notice of the date set by the Company for such redemption (the "Redemption Date") at least 10 days prior to the Redemption Date. The Redemption Date shall be the expiration date for the Warrant, provided that the Company tenders on the Redemption Date payment of the redemption price for the Warrants to be redeemed. Following the Redemption Date, this Warrant shall be deemed to have expired and the Holder hereof shall have no rights with respect hereto, except the right to receive payment of the redemption price upon surrender of this Warrant certificate.

        2. The purchase price for each share of Common Stock purchasable pursuant to the exercise of this Warrant shall be fifty ($.50) per share, such price being sometimes hereinafter referred to as the "Base Purchase Price". The Base Purchase Price and, from time to time, the number of shares of Common Stock subject to purchase hereunder are subject to adjustment in certain circumstances provided for below, and the Base Purchase Price, as it may be adjusted from time to time, is hereinafter referred to as the "Purchase Price".

               (a) In case the Company shall (i) pay a dividend in shares of its capital stock (other than an issuance of shares of capital stock to holders of Common Stock who have elected to receive a dividend in shares in lieu of cash), (ii) subdivide its outstanding shares of Common Stock,
        (iii) reduce, consolidate or combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of the Company, the Purchase Price in effect immediately prior thereto shall be adjusted to that amount determined by multiplying the Purchase Price in effect immediately prior to such date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such date before giving effect to such division, subdivision, reduction, combination or consolidation or stock dividend and of which the denominator shall be the number of shares of Common Stock after giving effect thereto. Such adjustment shall be made successively whenever any such effective date or record date shall occur. An adjustment made pursuant to this subsection (a) shall become effective retroactively, immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of a subdivision, reduction, consolidation, combination or reclassification. The Purchase Rate in effect immediately prior to any such issuance, subdivision, reduction, consolidation or combination shall be increased or decreased, effective at the opening of business on the day following the date of such issuance, subdivision, reduction, consolidation or combination so that the Purchase Rate (i.e., the number of shares issuable upon exercise of the Warrants) when multiplied by the Purchase Price, shall be equal to the product of fifty cents ($.50) times the number of shares of Common Stock for which this Warrant was initially exercisable.

               (b) In the event the Company shall at any time be consolidated with or merged into any other corporation or corporations, or shall sell or lease all or substantially all of its property and business as an entirety, lawful provision shall be as part of the terms of such consolidation, merger, sale, or lease as the Board of Directors of the Company deems necessary and appropriate to protect the rights of the Holder of this Warrant.

        3.     In case at any time:

               (a) The Company shall declare any cash dividend on its Common Stock at a rate in excess of the rate of the last cash dividend theretofore paid;

               (b) The Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

               (c) The Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

               (d) There shall be any capital reorganization, or reclassification of the capital stock of the Company or consolidation or merger of the Company with, or sales of all or substantially all of its assets to, another corporation; or

               (e) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall give written notice, by first class mail, postage prepaid, addressed to the Holder at the address of such holder as shown on the books of the Company, of the date on which (1) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (2) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least 20 days prior to the action in question and not less than 20 days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

        4. If any event occurs as to which, in the sole opinion of the Board of Directors of the Company, the other provisions of this Warrant are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make such adjustment in the application of such provisions as may be necessary, in the sole judgment of such Board, in accordance with such essential intent and principles, to protect such rights as aforesaid.

        5. Exercise of this Warrant shall be made by the surrender hereof by the Holder to the Company at its principal office together with (i) the attached Subscription Form designating the number of shares of Common Stock being purchased, (ii) a certified check or cash in payment for such shares and (iii) a letter of transmittal setting forth the computation of the amount of said payment. The Company shall thereafter promptly (in any event within seven (7) business days after such exercise) issue certificates for the number of shares of the Common Stock of the Company purchased at the Purchase Price in effect at the time of such exercise. The Holder shall be deemed to be the record owner of such shares of Common Stock as of the close of business on the date of such exercise. The Holder shall not be entitled to receive a fractional share, but in lieu thereof the Company shall pay in cash an amount equal to the market value of such fractional share if the Common Stock has a market value, or if not, the book value of such fractional share. The Company shall thereupon cancel this Warrant; and in the event that less than the entire number of shares purchasable are purchased, shall issue a new Warrant for the number not so purchased.

        6. The Company covenants and agrees that all shares which may be issued upon the exercise of this Warrant will, upon issuance, be duly and validly authorized and issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof; and without limiting the generality of the foregoing, the Company covenants and agrees that it will, from time to time, take all such action as may be requisite to assure that the par value or stated value per share of the Common Stock to be acquired upon the exercise of this Warrant is at all times equal to or less than the then effective Purchase Price per share of the Common Stock issuable pursuant to exercise of this Warrant. The Company further covenants and agrees that during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of its Common Stock to provide for such exercise.

        7. (a) The Holder represents that he is acquiring this Warrant and, in the absence of an effective registration statement under the Securities Act of 1933 (the "1933 Act") for the shares of Common Stock issuable hereunder, such shares, for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. The Holder and the holder of any shares of Common Stock issued upon exercise hereof, by his acceptance hereof, agrees that he/she/it will notify the Company in writing before selling or otherwise disposing of this Warrant or any shares of Common Stock issued to him/her/it upon exercise hereof, describing briefly the nature of any such sale or other disposition, and no such sale or other disposition shall be made unless and until (i) the Company has received an opinion of counsel reasonably acceptable to it that no registration (or perfection of an exemption) under the 1933 Act is required with respect to such sale or disposition (which opinion may be conditioned upon the transferee's assuming the Holder's obligation under this paragraph 7) or (ii) an appropriate registration statement with respect to such Warrant or such Common Stock, or both, has been filed with the Securities and Exchange Commission (the "Commission") and declared effective by the Commission. The Company may require that this Warrant and certificates representing shares of Common Stock issued upon exercise hereof be stamped or imprinted with an appropriate legend reflecting the foregoing restrictions. For the purposes of this paragraph 7, the term "Securities" shall include this Warrant and the shares of Common Stock issued or issuable upon the exercise hereof.

        (b) The restrictions imposed by this paragraph 7 on the transfer of the Securities shall terminate as to any portion of the Securities when:

               (i) Such portion of the Securities shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or exemption; or

               (ii) Written opinions to the effect that such a registration is no longer required or necessary under any federal or state law or regulation of governmental authority shall have been received from legal counsel for the Company and counsel for the holder of such portion of the Securities; or, if a favorable opinion is obtained from holder's counsel, and counsel for the Company declines to render such an opinion, upon the holder's undertaking to indemnify the Company, on terms satisfactory to the Company, against all liability or loss the Company may sustain in connection with such transfer; or

        Whenever the restrictions imposed by this paragraph 7 shall terminate, as provided above, any holder of the Securities as to which such restrictions shall have terminated shall be entitled to receive promptly from the Company, without expense to him, a new certificate, not bearing the restrictive legend referred to in clause (a) hereof.

         8. The Company shall file as soon as reasonably possible a registration statement under the 1933 Act with respect to the Common Stock issuable upon exercise of this Warrant. The Company shall be required to effect only one registration pursuant to this Section 8. In connection with such registration, the Company will:

                  (a) Use its best efforts to cause such registration statement to become and remain effective for a period of 120 days following the exercise of the Warrant; provided, however, that the Company shall not be obligated to maintain such registration after July 28, 1996;

                  (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the 1933 Act with respect to the sale or other disposition of the Common Stock;

                  (c) Furnish to the Holder hereof such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as it may reasonably request in order to facilitate the public sale or other disposition of the Common Stock;

                  (d) Notify the Holder hereof at any time when a prospectus relating to the Common Stock covered by such registration statement is required to be delivered under the 1933 Act within the appropriate period, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the Holder's request, prepare and furnish to each of them a reasonable number of copies of a supplement to, or an amendment of, such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Common Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         All expenses incurred by the Company in complying with this Section 8, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel for the Company and the expense of any special audits incident to or required by any such registration shall be paid by the Company. Only the underwriting discount or selling commission applicable to the sale of the Common Stock and the expenses of counsel, if any, for the Holder hereof, shall be borne by the Holder hereof.

         The Holder hereof agrees to supply the Company with such information as may be required by the Company to register or qualify the Common Stock. The Holder hereof represents and warrants that it will comply with all applicable federal and state laws in connection with the offer and sale of the Common Stock. In connection with such filing and the subsequent disposition of the shares of Common Stock, the Holder agrees as follows:

         (i) It has no agreement or understanding with any broker/dealer or underwriter with respect to the proposed sale of such stock and hereby agrees and warrants that if it shall at a later date enter into any agreement for an underwritten offering of all or a portion of such shares, it will immediately so advise the Company and provide the Company with the details of any such undertaking;

         (ii) It expects that any of the shares of the Common Stock which it sells pursuant to the registration statement will be sold in the over-the-counter market at prices and at terms then prevailing or at prices related to the then current market price or in negotiated transactions and that no more than ordinary and customary fees will be paid to a broker/dealer in connection with any such sale and agrees to notify the Company if there is any change in such expectation; and

         (iii) It understands that the sale of any of the shares subject to the registration statement must be accompanied by the delivery of an effective prospectus and agrees that it will inform any broker/dealer who it engages to sell any of its shares of Common Stock subject to the registration statement that the sale must be accompanied by the delivery of a prospectus. The undersigned further understands that it is its sole responsibility to provide the broker/dealer with a copy of the prospectus. (The Company will advise selling stockholders when the registration statement has been declared effective by the Commission, prior to which no sales pursuant to the registration statement may be made.)

        9. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for new warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by said Holder at the time of such surrender. Subject to paragraph 7 hereof, this Warrant and all rights hereunder are transferable in whole or in part by the Holder, in person or by duly authorized attorney, upon surrender of this Warrant duly endorsed, at the principal office of the Company.

        10. Upon the receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant.

        11. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid or delivered to a telegraph office for transmission:

               (a) If to the Holder, at such address as may have been furnished by such holder to the Company in writing; and

               (b) If to the Company, at such address as may have been furnished by the Company to the Holder of this Warrant in writing.

        12. This Warrant shall be binding upon any successors or assigns of the Company.

        13. This Warrant shall be construed in accordance with and governed by the laws of the State of California.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed and delivered as of the date set forth below by one of its officers thereunto duly authorized.

Dated:  ______________, 1995.

                                                    HEALTHWATCH, INC.


                                                    By
                                                       Its President and Chief
                                                          Executive Officer
GP:208407 v1




                               SUBSCRIPTION FORM

                   To be signed only upon exercise of Warrant


        The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for and to purchase thereunder, _________________ of the shares of Common Stock of HEALTHWATCH, INC. to which such Warrant relates, and herewith makes payment of $ _________________ therefor, in cash or by certified check, and requests that the certificates for such shares be issued in the name of, and be delivered to, , the address for which is set forth below the signature of the undersigned.

Dated: _________________


                                             ______________________
                                             ______________________
                                             (Signature)


                                             ______________________
                                             ______________________
                                             (Address)


                   To be signed only upon transfer of Warrant

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________________________ the right to purchase _________ shares of
Common Stock of HEALTHWATCH, INC. to which the within Warrant relates and appoints ________________________, attorney, to transfer said right on the books of HEALTHWATCH, INC. with full power of substitution in the premises.

Dated:  ___________________



                                             ______________________
                                             ______________________
                                             (Signature)


                                             ______________________
                                             ______________________
                                             (Address)


GP:208407 v1